EXHIBIT 10.2

PROMISSORY NOTE

(REVOLVER Note)

$30,000,000.00	June 13, 2018
Tulsa, Oklahoma

FOR VALUE RECEIVED, PETRODOME ENERGY, LLC, a Texas limited liability company, MID-CON PETROLEUM, LLC, MID-CON DEVELOPMENT, LLC, and MID-CON DRILLING, LLC, each a Kansas limited liability company (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of CROSSFIRST BANK, a Kansas banking corporation (the “Bank”), at the Bank’s principal banking offices in Tulsa, Oklahoma, in lawful money of the United States of America, the principal sum of THIRTY MILLION and NO/100 DOLLARS ($30,000,000.00), or so much thereof as shall have been advanced hereunder as described in the Loan Agreement (as hereinafter defined) and remains unpaid and together with interest thereon from the date hereof on the unpaid balance of principal from time to time outstanding, and on any past due interest, at the adjustable variable annual rate of interest hereinafter specified, which interest is due and payable in consecutive monthly installments on the last day of each calendar month, commencing June 30, 2018, and at final maturity on June 30, 2020. All unpaid and outstanding principal and all accrued but unpaid interest shall be due and payable at final maturity on June 30, 2020.

The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual contract rate of interest equal to the Base Rate plus one hundred fifty basis points (1.50%) (the “Contract Rate”). Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed. Under no circumstances will the interest rate on this Note be more than the highest lawful rate.

After default in the payment of any amount of principal or interest owing hereunder within ten (10) days of the due date thereof (whether on maturity, acceleration or otherwise) or upon the occurrence of any Event of Default as described in the Revolver Loan Agreement between the Borrowers and the Bank dated as of even date herewith (together with any and all amendments, supplements, restatements and modifications thereof being collectively referred to as the “Loan Agreement”), and until such default or Event of Default has been cured, the entire unpaid principal and accrued and unpaid interest hereunder shall, at the sole option of the Bank, be accelerated and immediately become due and payable without notice by the Bank, and/or the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal to the then applicable Contract Rate plus five percentage points (5.0%) per annum, but in no event shall the Contract Rate be greater than the maximum interest rate permitted by applicable law. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the Contract Rate.

Advances made hereunder are made pursuant to the terms, provisions and limitations of the Revolver Commitment described and defined in the Loan Agreement, including the limitations of the Revolver Commitment Amount and the Collateral Borrowing Base. This Note is secured by the Collateral described and defined in the Loan Agreement and in the Security Instruments therein described and defined. This Note is cross-collateralized and cross-defaulted with any Hedge Agreement entered into by Borrowers and all other Indebtedness or obligation described and defined in the Loan Agreement and owed by Borrowers to Bank from time to time. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified, mandatory principal payments and voluntary prepayments hereof, the Collateral Borrowing Base provisions. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Loan Agreement.

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Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after the occurrence and during the continuation of an Event of Default, the Borrowers agree to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys’ fees, court costs and other collection expenses incurred by the holder hereof.

The Borrowers hereby waive presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agrees to any extension of time with respect to any payment due hereunder, to any substitution or release of the security or collateral described in the Loan Agreement or the Security Instruments and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

Upon the occurrence and during the continuation of any Event of Default, Bank shall have the right, immediately and without further action by it, to set off against amounts due and payable under this Note all money owed by Bank in any capacity to each or any maker, endorser or other person who is or might be liable for payment hereof; and Bank shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence and during the continuation of an Event of Default even though such charge is made or entered into the books of Bank subsequently thereto.

The indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma and is delivered to the Bank in Tulsa, Oklahoma, by the undersigned duly authorized corporate officer of each of the Borrowers pursuant to all necessary consents and actions of the board of directors or managers thereof.

PETRODOME ENERGY, LLC,
a Texas limited liability company

By:	/s/ James A. Doris
James A. Doris, Chairman

MID-CON PETROLEUM, LLC,
a Kansas limited liability company

By:	/s/ James A. Doris
James A. Doris, President

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MID-CON DEVELOPMENT, LLC,
a Kansas limited liability company

By:	/s/ James A. Doris
James A. Doris, President

MID-CON DRILLING, LLC,
a Kansas limited liability company

By:	/s/ James A. Doris
James A. Doris, President

“Borrowers”

Revolver Final Maturity Date: June 30, 2020

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